Exhibit 4.2

BRUNSWICK CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 3, 2018

to

INDENTURE

Dated as of October 3, 2018

6.500% Senior Notes due 2048

EXHIBIT A	Form of Notes

FIRST SUPPLEMENTAL INDENTURE, dated as of October 3, 2018 (this “Supplemental Indenture”), between BRUNSWICK CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), under the Indenture (as defined below).

RECITALS

WHEREAS, the Company executed and delivered the indenture, dated as of October 3, 2018, between the Company and the Trustee (the “Indenture”) to provide for the issuance from time to time of its debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture to be known as its “6.500% Senior Notes due 2048” (the “Notes”), the form and substance of such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to the resolutions duly adopted on July 17, 2018, has duly authorized the issuance of the Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 2.01, 2.02 and 11.01(i) of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture;

AND WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement according to its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees with the Trustee, as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definition of Terms.  Unless the context otherwise requires:

(a)          each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)          a term has the meaning assigned to it;

(c)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(d)          “or” is not exclusive;

(e)          words in the singular include the plural, and in the plural include the singular;

(f)          references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(g)          unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture;

(h)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(i)          the following are definitions used in this Supplemental Indenture, and to the extent that a term is defined both herein and in the Indenture, the definition in the Supplemental Indenture shall govern with respect the Notes:

“Fitness Business” means the Company’s fitness segment, which is comprised of the Fitness division, which designs, manufactures, and markets cardiovascular fitness equipment and strength-training equipment and also includes the Company’s active recreation business, including billiards tables, accessories, and game room furniture.

“Fitness Disposition” means any spin-off, split-off, sale, or other disposition of the Fitness Business.

ARTICLE II

General Terms and Conditions of the Notes

SECTION 2.01.  Designation and Principal Amount.  There is hereby authorized and established a series of Securities under the Indenture, designated as the “6.500% Senior Notes due 2048,” which is not limited in aggregate principal amount.  The aggregate principal amount of the Notes to be initially issued shall be limited to $201,250,000, including up to $26,250,000 aggregate principal amount of Notes in the event the underwriters exercise their right in full to purchase additional Notes under that certain Underwriting Agreement, dated as of October 1, 2018, among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of such underwriters.  Additional Notes may be issued pursuant to Section 2.02 hereof.

SECTION 2.02.  Further Issues.  So long as no Default or Event of Default shall have occurred and be continuing with respect to the Notes at the time of such issuance, the Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes.  Any such additional Notes will have the same interest rate, maturity date and other terms as the Notes, except for the issue date, issue price and initial Interest Payment Date.  Any such additional Notes, together with any other Notes previously issued pursuant to this Supplemental Indenture, will constitute a single series of Securities under the Indenture; provided, however, that if any such additional Notes would not be fungible with the outstanding Notes for U.S. federal income tax purposes, the Company shall cause such additional Notes to be issued with a separate CUSIP number.

SECTION 2.03.  Maturity.  The Notes will mature on October 15, 2048.

SECTION 2.04.  Interest.  The Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from October 3, 2018 at the rate of 6.500% per annum, payable quarterly in arrears; interest payable on each Interest Payment Date will include interest accrued from October 3, 2018, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are January 15, April 15, July 15 and October 15, commencing on January 15, 2019; and the Regular Record Date for the interest payable on any Interest Payment Date is the close of business on January 1, April 1, July 1 or October 1, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not that day is a Business Day.

SECTION 2.05.  Method and Place of Payment.  Payment of the principal of (and premium, if any) and interest on the Notes will be made at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Company for such purpose, in the continental United States, in United States dollars; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, however, that all payments in respect of Global Securities shall be made by wire transfer in same-day funds in accordance with the applicable procedures of the Depositary.  In any case where the date of maturity of interest on, premium, if any, or principal of any Note, the date fixed for redemption of the Notes or any Change of Control Payment Date is not a Business Day, then the relevant payment need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest shall accrue in respect of such amount for the period from and after such date.  The Notes may be presented for registration of transfer and for exchange, and notices to or upon the Company in respect of such Notes may be served, at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Company for such purpose, in the continental United States.

SECTION 2.06.  Redemption.  (a)  The Company may, at its option, redeem the Notes, at any time or from time to time, on or after October 15, 2023, either in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed.

(b)  In addition to the redemption price, the Company will pay accrued and unpaid interest, if any, to, but not including, the redemption date.  If the optional redemption date is on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest will be paid on the redemption date to the Person in whose name the Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption.

(c)  The Company will provide notice of any redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed, in accordance with the provisions of Section 3.02 of the Indenture.  Notice of any redemption of Notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a change of control) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction.  If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.  If any such condition precedent has not been satisfied, the Company will provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur.  Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

(d)  Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

(e)  If fewer than all of the Notes are to be redeemed at any time, the particular Notes to be redeemed shall be selected by the Trustee, from the outstanding Notes not previously called for redemption, in accordance with the applicable rules and procedures of the Depositary, in the case of Global Securities, or, otherwise, by such method as the Trustee shall deem fair and appropriate (subject in each case to any applicable stock exchange rules).

(f)  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note must state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued (or transferred through a book-entry system) in the name of the Holder thereof upon cancelation of the original Note. No Notes of $25.00 or less will be redeemed in part.

SECTION 2.07.  Mandatory Redemption; Offers to Purchase; Open Market Purchases.  The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. Notwithstanding any provision hereunder or in the Indenture to the contrary, the Company and its Affiliates may purchase Notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that the Company or any of its Affiliates purchase may, at the Company’s discretion, be held, resold or canceled.

SECTION 2.08.  Appointment of Agents.  The Trustee will initially be the Paying Agent, DTC Custodian, Authenticating Agent and Security Registrar for the Notes.

SECTION 2.09.  Global Securities.  The Notes will be issued in the form of one or more permanent Global Securities in definitive, fully registered form, and will be subject to the terms and conditions of Section 2.01, Section 2.02 and Section 2.11 of the Indenture.

SECTION 2.10.  Change of Control.  (a)  Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the Notes pursuant to Section 2.06, each Holder of the Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to an offer made in accordance with the terms of this Section 2.10 (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (the “Change of Control Purchase Price”), subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b)  Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control but after public announcement of the pending Change of Control, the Company shall give to each Holder of the Notes, with a copy to the Trustee, a notice governing the terms of the Change of Control Offer that:

(i)          describes the transaction or transactions that constitute or may constitute the Change of Control Triggering Event;

(ii)          offers to repurchase all Notes tendered;

(iii)          sets forth the payment date for the repurchase of the Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, other than as required by law (the “Change of Control Payment Date”);

(iv)          if given prior to the date of consummation of the Change of Control, states that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(v)          discloses that any Note not tendered for repurchase will continue to accrue interest; and

(vi)          specifies the procedures for tendering Notes.

(c)  Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to (i) surrender their Notes to the Paying Agent on the address specified in the notice, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed or (ii) transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(d)  The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer.

(e)  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.10 by virtue of any such conflict.

(f)  Solely for purposes of this Section 2.10, the following terms shall have the following meanings:

“Change of Control” means the occurrence of any of the following:

(i)          the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries;

(ii)          the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the Company’s outstanding Voting Stock;

(iii)          the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(iv)          the adoption of a plan relating to the Company’s liquidation or dissolution.

For purposes of this Section 2.10, any Fitness Disposition will not constitute a Change of Control.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement of the Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change.  Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period.  Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; a rating equal to or higher than BBB- (or the equivalent) by S&P; a rating equal to or higher than BBB- (or the equivalent) by Fitch; and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Rating Agencies” means:

(i)          each of Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”), Fitch Ratings Inc., and its successors (“Fitch”), and S&P Global Ratings, a division of S&P Global Inc., and its successors (“S&P”); and

(ii)          if any of the Rating Agencies ceases to provide rating services to issuers or investors, and no Change of Control Triggering Event has occurred or is occurring, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act that is selected by the Company as a replacement for Moody’s, S&P, Fitch or all of them, as the case may be.

“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Notwithstanding the foregoing, the requirement of Section 11.02 of the Base Indenture that no supplemental indenture shall reduce the amount payable upon the redemption of any Note or accelerate the time at which such Note may be redeemable shall not apply to this Section 2.10.

SECTION 2.11.  Defeasance.  The provisions of Article IV of the Indenture will apply to the Notes.  If the Company exercises its Covenant Defeasance option pursuant to Section 4.02 and 4.04 of the Indenture, in addition to the provisions of the Indenture set forth in Section 4.04, the Company also shall be released from its obligations under Section 2.10 of this Supplemental Indenture.

SECTION 2.12.  Covenants.  The provisions of Articles V and XII of the Indenture will apply to the Notes. For purposes of Section 12.01 of the Base Indenture, any Fitness Disposition will not constitute a sale, transfer or lease of the Company’s properties or assets substantially as an entirety to any Person.

ARTICLE III

Form of Notes

SECTION 3.01.  Registration and Form of Notes; Denomination.  The Notes shall be issued as registered securities as provided in Section 2.09 of Article II. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto. The Notes shall be issued and may be transferred only in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

ARTICLE IV

Miscellaneous

SECTION 4.01.  Ratification of Indenture.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

SECTION 4.02.  Trustee Not Responsible for Recitals, etc.  The recitals contained herein and in the Notes (except in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds of the Notes authenticated and delivered by the Trustee in conformity with the provisions of this Supplemental Indenture or for any money paid to the Company or upon the Company’s directions under any provision of this Supplemental Indenture.  The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company, and shall not be responsible for any statement in any document used in connection with the sale of any Notes.  Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency or determining whether any rating event has occurred. The Trustee shall have no obligation to independently determine or verify if any Change of Control or any other event has occurred or if any Change of Control Offer is required to be made, or notify the Holders of any such event. For the avoidance of doubt, all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

SECTION 4.03.  Governing Law; Waiver of Jury Trial.  This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR ANY TRANSACTION CONTEMPLATED THEREBY.

SECTION 4.04.  Separability.  If any provision in this Supplemental Indenture or the Notes is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Supplemental Indenture or of the Notes as a whole.

SECTION 4.05.  Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

BRUNSWICK CORPORATION

By:	/s/ Randall S. Altman
	Name:	Randall S. Altman
	Title:	Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Linda E. Garcia
	Name:	Linda E. Garcia
	Title:	Vice President

EXHIBIT A

THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 11.04 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 2.01(c) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BRUNSWICK CORPORATION
6.500% Senior Notes due 2048

REGISTERED	CUSIP No. 17043 406
No. R-	ISIN No. US1170434062

Brunswick Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [$ ( ________ dollars)] / [insert if Global Security: the principal amount set forth on the Schedule of Exchanges of Interests in Global Securities attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the within mentioned Indenture and as reflected in the Schedule of Exchanges of Interests in the Global Security attached hereto, to reflect exchanges or redemptions of the Securities represented hereby], on October 15, 2048, and to pay interest thereon from October 3, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 15, April 15, July 15 and October 15 in each year, commencing on January 15, 2019, at the rate of 6.500% per annum, until the principal hereof is paid or made available for payment; provided, however that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 6.500% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1, April 1, July 1 and October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a date to be fixed by the Company for the payment of such Defaulted Interest (a “Special Record Date”), notice whereof shall be given to Holder of Securities of this series not less than 15 days prior to such Special Record Date.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture referred to on the reverse hereof in United States dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	BRUNSWICK CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DATED:	U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

[REVERSE OF NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument), dated as of October 3, 2018, between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture (herein called the “First Supplemental Indenture,” which term shall have the meaning assigned to it in such instrument, and together with the Base Indenture, herein called the “Indenture”), dated as of October 3, 2018, between the Company and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $201,250,000.

The Securities of this series shall be redeemable at the Company’s option in accordance with the terms and conditions specified in Section 2.06 of the First Supplemental Indenture and Article Three of the Base Indenture.

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities, each holder of the Securities will have the right to require the Company to purchase all or a portion of such holder’s Securities as set forth in Section 2.10 of the First Supplemental Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiples of $25.00 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in the Indenture or in any supplemental indenture, or in any Security, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or any successor Persons, either directly or through the Company or any such successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. Each Holder by accepting a Security waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Securities.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your
Signature:	(Sign exactly as your name appears on the other side of this Security)

Your
Name:

Date:

Signature	*
Guarantee:

*
NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 2.10 of the First Supplemental Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 2.10 of the First Supplemental Indenture, state the amount in principal amount (must be in denominations of $25.00 or any integral multiples of $25.00 in excess thereof):

$:

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

*
NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial Outstanding principal amount of this Global Security is $175,000,000.

The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security, or exchanges or purchases of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian